Exhibit 99.1

News Release

Investor Contact

Matt Lee

Sr. Vice President, Finance and Investor Relations

Dine Brands Global, Inc.

IR@dinebrands.com

Media Contact

Susan Nelson

Sr. Vice President, Global Communications

Dine Brands Global, Inc.

Mediainquiries@dinebrands.com

Dine Brands Global, Inc. Reports Third Quarter 2024 Results

PASADENA, Calif., November 6, 2024 – Dine Brands Global, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar®, IHOP® and Fuzzy’s Taco Shop® restaurants, today announced financial results for the third quarter of fiscal year 2024.

“During the third quarter, we continued to experience consumer pullback and the pressures of a highly promotional operating environment. We know we need to do more in the near term to drive traffic and get back to better top-line performance. For the fourth quarter, we are enhancing our value proposition for guests and remain focused on executing our plans across our brands,” said John Peyton, chief executive officer, Dine Brands Global, Inc.

Vance Chang, chief financial officer, Dine Brands Global, Inc. added, “Our third quarter results demonstrated the resiliency of our business model despite the challenges to our top line. Our cash flow generation ability through market cycles is supported by our asset-lite model and the scale of our platform. We are confident in our ability to drive long-term value for our stakeholders.”

Domestic Restaurant Sales for the Third Quarter of 2024

•

Applebee’s year-over-year domestic comparable same-restaurant sales declined 5.9% for the third quarter of 2024. Off-premise sales mix accounted for 21.7% in the third quarter of 2024 compared to 21.5% in the third quarter of 2023.

•

IHOP’s year-over-year domestic comparable same-restaurant sales declined 2.1% for the third quarter of 2024. Off-premise sales mix accounted for 19.3% in the third quarter of 2024 compared to 19.5% in the third quarter of 2023.

Third Quarter of 2024 Summary

•

Total revenues for the third quarter of 2024 were $195.0 million compared to $202.6 million for the third quarter of 2023. The decrease was primarily due to the negative comparable same-restaurant sales growth at Applebee’s and IHOP, partially offset by increases in the number of effective franchise restaurants and proprietary product sales at IHOP.

•

General and Administrative (“G&A”) expenses for the third quarter of 2024 were $45.4 million compared to $48.6 million for the third quarter of 2023. The variance was primarily attributable to lower compensation-related expenses offset by an increase in depreciation expense.

•

GAAP net income available to common stockholders was $18.5 million, or earnings per diluted share of $1.24, for the third quarter of 2024 compared to net income available to common stockholders of $18.0 million, or earnings per diluted share of $1.19 for the third quarter of 2023. The increase was primarily due to a decrease in G&A expenses and a decrease in closure and impairment charges, partially offset by a decrease in segment profit.

•

Adjusted net income available to common stockholders was $21.4 million, or adjusted earnings per diluted share of $1.44, for the third quarter of 2024 compared to adjusted net income available to common stockholders of $22.3 million, or adjusted earnings per diluted share of $1.46, for the third quarter of 2023. The decline was primarily due to a decrease in segment profit, partially offset by a decrease in G&A expenses. (See “Non-GAAP Financial Measures” for definition and reconciliation of GAAP net income available to common stockholders to adjusted net income available to common stockholders.)

•

Consolidated adjusted EBITDA for the third quarter of 2024 was $61.9 million compared to $60.6 million for the third quarter of 2023. (See “Non-GAAP Financial Measures” for definition and reconciliation of GAAP net income to consolidated adjusted EBITDA.)

•	Development activity by Applebee’s and IHOP franchisees for the third quarter of 2024 resulted in 10 new restaurant openings and 19 restaurant closures.

First Nine Months of 2024 Summary

•

Total revenues for the first nine months of 2024 were $607.5 million compared to $624.8 million for the first nine months of 2023. The decline was primarily due to the negative comparable same-restaurant sales growth at the brands, partially offset by increases in the number of effective franchise restaurants and proprietary product sales at IHOP.

•

G&A expenses for the first nine months of 2024 were $144.4 million compared to $147.5 million for the first nine months of 2023. The variance was primarily due to the stopping of the IHOP Flip’d initiative in the prior period, a decrease in professional services including acquisition costs, a decrease in occupancy costs and a decrease in compensation-related expenses, partially offset by an increase in depreciation expense.

•

GAAP net income available to common stockholders was $58.0 million, or earnings per diluted share of $3.88, for the first nine months of 2024 compared to net income available to common stockholders of $62.6 million, or earnings per diluted share of $4.09 for the first nine months of 2023. The decline was primarily due to a decrease in segment profit, partially offset by a decrease in G&A expenses.

•

Adjusted net income available to common stockholders was $66.9 million, or adjusted earnings per diluted share of $4.48, for the first nine months of 2024 compared to adjusted net income available to common stockholders of $80.3 million, or adjusted earnings per diluted share of $5.25, for the first nine months of 2023. The decline was primarily due to a decrease in segment profit and an increase in interest expense as a result of our April 2023 refinancing. (See “Non-GAAP Financial Measures” for definition and reconciliation of GAAP net income available to common stockholders to adjusted net income available to common stockholders.)

•

Consolidated adjusted EBITDA for the first nine months of 2024 was $189.7 million compared to $194.2 million for the first nine months of 2023. (See “Non-GAAP Financial Measures” for definition and reconciliation of GAAP net income to consolidated adjusted EBITDA.)

•

Cash flows provided by operating activities for the first nine months of 2024 were $77.7 million. This compares to cash flows provided by operating activities of $79.3 million for the first nine months of 2023. The decline was primarily due to a decrease in segment profit, partially offset by a decrease in G&A expenses and a favorable increase in working capital .

•

Adjusted free cash flow was $77.8 million for the first nine months of 2024. This compares to adjusted free cash flow of $54.0 million for the first nine months of 2023. (See “Non-GAAP Financial Measures” for definition and reconciliation of the Company’s cash provided by operating activities to adjusted free cash flow.)

•	Development activity by Applebee’s and IHOP franchisees for the first nine months of 2024 resulted in 35 new restaurant openings and 64 restaurant closures.

Key Balance Sheet Metrics (as of September 30, 2024)

•	Total cash, cash equivalents and restricted cash of approximately $235.1 million, of which approximately $169.6 million was unrestricted cash.

•	Available borrowing capacity under the Variable Funding Senior Secured Notes is over $224 million.

GAAP Effective Tax Rate

The Company’s effective tax rate was 26.9% for the nine months ended September 30, 2024, as compared to 25.0% for the nine months ended September 30, 2023. The effective tax rate for the nine months ended September 30, 2024 was higher than the rate of the prior comparable period primarily due to a lower tax deduction related to stock-based compensation.

Capital Returns to Equity Holders

During the third quarter of 2024, paid quarterly cash dividends totaling approximately $7.8 million.

Financial Performance Guidance for 2024

The Company’s fiscal year 2024 guidance items have been updated as follows:

•	Reiterated: Applebee’s domestic system-wide comparable same-restaurant sales performance is expected to range between negative 4% and negative 2%.

•	Reiterated: IHOP’s domestic system-wide comparable same-restaurant sales performance is expected to range between negative 2% and 0%.

•	Reiterated: Domestic development activity for Applebee’s franchisees is between 25 and 35 net fewer restaurants.

•	Reiterated: Domestic development activity by IHOP franchisees and area licensees is expected to be between 0 and 10 net new openings.

•	Reiterated: Consolidated adjusted EBITDA is expected to range between approximately $245 million and $255 million.

•

Reduced: G&A expenses are expected to range between approximately $195 million and $200 million (versus between $200 million and $205 million previously). This total includes non-cash stock-based compensation expense and depreciation of approximately $35 million.

•	Reiterated: Gross capital expenditures are expected to range between approximately $14 million and $16 million.

Dine Brands does not provide forward-looking guidance for GAAP net income because it is unable to predict certain items contained in the GAAP measure without unreasonable efforts. These items may include closure and impairment charges, loss on extinguishment of debt, gain or loss on disposition of assets, other non-income-based taxes and other items deemed not reflective of current operations.

Third quarter of 2024 Earnings Conference Call Details

Dine Brands will host a conference call to discuss its results on November 6, 2024, at 9:00 a.m. Eastern time. To access the call, please click this conference call registration link, and you will be provided with dial in details. A live webcast of the call, along with a replay will be available for a limited time at https://investors.dinebrands.com. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. An online archive of the webcast will also be available on Events and Presentations under the Investors section of the Company’s website.

About Dine Brands Global, Inc.

Based in Pasadena, California, Dine Brands Global, Inc. (NYSE: DIN), through its subsidiaries and franchisees, supports and operates restaurants under the Applebee’s Neighborhood Grill + Bar®, IHOP®, and Fuzzy’s Taco Shop® brands. As of September 30, 2024, these three brands consisted of over 3,500 restaurants across 19 international markets. Dine Brands is one of the largest full-service restaurant companies in the world and in 2022 expanded into the Fast Casual segment. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Forward-Looking Statements

Statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions, including the impact of inflation, particularly as it may impact our franchisees directly; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a limited number of franchisees; the financial health of our franchisees including any insolvency or bankruptcy; credit risks from our IHOP franchisees operating under our previous IHOP business model in which we built and equipped IHOP restaurants and then franchised them to franchisees; insufficient insurance coverage to cover potential risks associated with the ownership and operation of restaurants; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; risks of food-borne illness or food tampering; possible future impairment charges; trading volatility and fluctuations in the price of our stock; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; delivery initiatives and use of third-party delivery vendors; our allocation of human capital and our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; natural disasters, pandemics, epidemics, or other serious incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; and other factors discussed from time to time in the Corporation’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Corporation’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and the Corporation does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measure “adjusted net income available to common stockholders”, “adjusted earnings per diluted share (Adjusted EPS)”, “Adjusted EBITDA” and “Adjusted free cash flow.” Adjusted EPS is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, any gain or loss related to debt extinguishment, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. Adjusted EBITDA is computed for a given period by deducting from net income or loss for such period the effect of any interest expense, any income tax provision or benefit, any depreciation and amortization, any non-cash stock-based compensation, any closure and impairment charges, any gain or loss related to debt extinguishment, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Franchise revenues:
Royalties, franchise fees and other	$96,565	$99,135	$299,161	$303,998
Advertising revenues	69,789	73,385	219,568	226,401

Total franchise revenues	166,354	172,520	518,729	530,399
Company restaurant sales	267	308	840	1,839
Rental revenues	27,991	29,128	86,546	90,519
Financing revenues	422	628	1,421	2,009

Total revenues	195,034	202,584	607,536	624,766

Cost of revenues:
Franchise expenses:
Advertising expenses	69,789	73,385	219,568	226,401
Bad debt (credit) expense	151	(51)	(395)	2,593
Other franchise expenses	9,787	9,804	31,980	29,790

Total franchise expenses	79,727	83,138	251,153	258,784
Company restaurant expenses	304	323	915	1,833
Rental expenses:
Interest expense from finance leases	729	668	2,208	2,072
Other rental expenses	20,879	21,066	63,005	63,538

Total rental expenses	21,608	21,734	65,213	65,610
Financing expenses	76	91	241	283

Total cost of revenues	101,715	105,286	317,522	326,510

Gross profit	93,319	97,298	290,014	298,256
General and administrative expenses	45,390	48,618	144,435	147,545
Interest expense, net	18,369	19,059	54,291	51,549
Closure and impairment charges	366	1,774	1,442	3,088
Amortization of intangible assets	2,724	2,709	8,169	8,202
Loss on extinguishment of debt	—	—	—	10
Loss (gain) on disposition of assets	6	191	(57)	2,309

Income before income taxes	26,464	24,947	81,734	85,553
Income tax provision	(7,403)	(6,468)	(22,018)	(21,416)

Net income	19,061	18,479	59,716	64,137
Other comprehensive income (loss) net of tax:
Foreign currency translation adjustment	2	(2)	(3)	(2)

Total comprehensive income	$19,063	$18,477	$59,713	$64,135

Net income available to common stockholders:
Net income	$19,061	$18,479	$59,716	$64,137
Less: Net income allocated to unvested participating restricted stock	(553)	(431)	(1,760)	(1,551)

Net income available to common stockholders	$18,508	$18,048	$57,956	$62,586

Net income available to common stockholders per share:
Basic	$1.24	$1.19	$3.88	$4.10

Diluted	$1.24	$1.19	$3.88	$4.09

Weighted average shares outstanding:
Basic	14,897	15,217	14,940	15,275

Diluted	14,897	15,220	14,940	15,289

Dine Brands Global, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$169,636	$146,034
Receivables, net of allowance	83,414	127,937
Restricted cash	45,974	35,058
Prepaid gift card costs	23,493	29,545
Prepaid income taxes	806	3,445
Other current assets	8,108	15,759

Total current assets	331,431	357,778
Non-current restricted cash	19,500	19,500
Property and equipment, net	154,932	161,891
Operating lease right-of-use assets	282,202	275,214
Deferred rent receivable	26,721	33,326
Long-term receivables, net of allowance	33,508	35,602
Goodwill	254,062	254,062
Other intangible assets, net	578,309	586,033
Other non-current assets, net	18,874	16,881

Total assets	$1,699,539	$1,740,287

Liabilities and Stockholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$100,000	$100,000
Accounts payable	35,455	36,193
Gift card liability	137,020	175,640
Current maturities of operating lease obligations	61,181	63,498
Current maturities of finance lease and financing obligations	6,713	7,243
Accrued employee compensation and benefits	12,063	23,211
Accrued advertising expenses	3,616	9,446
Dividends payable	7,790	7,827
Other accrued expenses	23,012	37,394

Total current liabilities	386,850	460,452
Long-term debt, net, less current maturities	1,086,026	1,084,502
Operating lease obligations, less current maturities	271,283	269,097
Finance lease obligations, less current maturities	35,720	34,389
Financing obligations, less current maturities	24,940	26,984
Deferred income taxes, net	57,493	60,829
Deferred franchise revenue, long-term	37,681	38,658
Other non-current liabilities	16,216	16,350

Total liabilities	1,916,209	1,991,261

Commitments and contingencies
Stockholders’ deficit:
Common stock	248	249
Additional paid-in-capital	252,994	256,542
Retained earnings	186,237	150,008
Accumulated other comprehensive loss	(67)	(64)
Treasury stock, at cost	(656,082)	(657,709)

Total stockholders’ deficit	(216,670)	(250,974)

Total liabilities and stockholders’ deficit	$1,699,539	$1,740,287

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands) (Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$59,716	$64,137
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	29,049	26,221
Non-cash closure and impairment charges	1,442	3,088
Non-cash stock-based compensation expense	12,572	8,167
Non-cash interest expense	2,448	2,714
Loss on extinguishment of debt	—	10
Deferred income taxes	(3,335)	(3,582)
Deferred revenue	(3,431)	(2,590)
(Gain) loss on disposition of assets	(57)	2,309
Other	(2,894)	(1,577)
Changes in operating assets and liabilities:
Receivables, net	6,937	6,354
Deferred rent receivable	6,605	6,792
Current income tax receivable and payable	1,352	(186)
Gift card receivable and payable	(13,060)	(13,588)
Other current assets	7,624	6,358
Accounts payable	(2,100)	(15,527)
Operating lease assets and liabilities	(9,716)	2,438
Accrued employee compensation and benefits	(11,033)	(4,447)
Accrued advertising	(1,827)	(9,750)
Other current liabilities	(2,598)	1,965

Cash flows provided by operating activities	77,694	79,306

Cash flows from investing activities:
Principal receipts from notes, equipment contracts and other long-term receivables	10,388	6,686
Additions to property and equipment	(10,305)	(31,968)
Proceeds from sale of property and equipment	305	—
Additions to long-term receivables	(649)	(1,237)
Other	(400)	(113)

Cash flows used in investing activities	(661)	(26,632)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	500,000
Repayment of long-term debt	—	(651,713)
Borrowing from revolving credit facility	—	30,000
Repayment of revolving credit facility	—	(30,000)
Payment of debt issuance costs	—	(8,044)
Dividends paid on common stock	(23,513)	(31,740)
Repurchase of common stock	(12,000)	(20,017)
Principal payments on finance lease and financing obligations	(4,396)	(5,329)
Proceeds from stock options exercised	—	3,812
Repurchase of restricted stock for tax payments upon vesting	(2,573)	(4,139)
Tax payments for share settlement of restricted stock units	(30)	(859)
Other	(3)	—

Cash flows used in financing activities	(42,515)	(218,029)

Net change in cash, cash equivalents and restricted cash	34,518	(165,355)
Cash, cash equivalents and restricted cash at beginning of period	200,592	324,984

Cash, cash equivalents and restricted cash at end of period	$235,110	$159,629

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Closure and impairment charges; amortization of intangible assets; non-cash interest expenses; loss on extinguishment of debt; gain or loss on disposition of assets; acquisition costs; IHOP Flip’d initiative; other EBITDA adjustments; and the combined tax effect of the preceding adjustments, as well as related per share data:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income available to common stockholders	$18,508	$18,048	$57,956	$62,586
Closure and impairment charges	366	1,774	1,442	3,088
Amortization of intangible assets	2,724	2,709	8,169	8,202
Non-cash interest expense	829	779	2,448	2,714
Loss (gain) on disposition of assets	6	191	(57)	2,309
Loss on extinguishment of debt	—	—	—	10
Acquisition costs	—	—	—	804
IHOP Flip’d initiative	—	—	—	5,121
Other EBITDA adjustments	119	361	484	2,232
Net income tax provision for above adjustments	(1,051)	(1,512)	(3,246)	(6,365)
Net income allocated to unvested participating restricted stock	(89)	(99)	(274)	(439)

Net income available to common stockholders, as adjusted	$21,412	$22,251	$66,922	$80,262

Diluted net income available to common stockholders per share (a):
Net income available to common stockholders	$1.24	$1.19	$3.88	$4.09
Closure and impairment charges	0.02	0.09	0.07	0.15
Amortization of intangible assets	0.14	0.13	0.40	0.40
Non-cash interest expense	0.04	0.04	0.12	0.13
Loss (gain) on disposition of assets	0.00	0.01	0.00	0.11
Loss on extinguishment of debt	—	—	—	0.00
Acquisition costs	—	—	—	0.04
IHOP Flip’d initiative	—	—	—	0.25
Other EBITDA adjustments	0.01	0.02	0.02	0.11
Net income allocated to unvested participating restricted stock	(0.01)	(0.01)	(0.02)	(0.03)
Rounding	—	(0.01)	0.01	—

Diluted net income available to common stockholders per share, as adjusted	$1.44	$1.46	$4.48	$5.25

Numerator for basic EPS - net income available to common stockholders, as adjusted	$21,412	$22,251	$66,922	$80,262
Effect of unvested participating restricted stock using the two-class method	—	—	0	—

Numerator for diluted EPS - net income available to common stockholders, as adjusted	$21,412	$22,251	$66,922	$80,262

Denominator for basic EPS - weighted-average shares	14,897	15,217	14,940	15,275
Dilutive effect of stock options	—	3	—	14

Denominator for diluted EPS - weighted-average shares	14,897	15,220	14,940	15,289

(a)	Diluted net income available to common stockholders per share for the three and nine months ended September 30, 2024 and 2023 presented on an after-tax basis.

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash flows provided by operating activities to “adjusted free cash flow” (cash flows provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). Management uses this liquidity measure in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock. We believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes.

	Nine Months Ended September 30,
	2024	2023
	(In thousands)
Cash flows provided by operating activities	$77,694	$79,306
Principal receipts from notes and equipment contracts	10,388	6,686
Net additions to property and equipment	(10,305)	(31,968)

Adjusted free cash flow	77,777	54,024
Repayment of long-term debt, net	—	(151,713)
Dividends paid on common stock	(23,513)	(31,740)
Repurchase of common stock	(12,000)	(20,017)

	$42,264	$(149,446)

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(in thousands)

(Unaudited)

Reconciliation of the Company’s net income to “adjusted EBITDA.” The Company defines adjusted EBITDA as net income or loss, adjusted for the effect of interest expense, income tax provision or benefit, depreciation and amortization, non-cash stock-based compensation, closure and impairment charges, loss on extinguishment of debt, gain or loss on disposition of assets, and other items deemed not reflective of current operations. Management may use certain non-GAAP measures along with the corresponding U.S. GAAP measures to evaluate the performance of the Company and to make certain business decisions.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income, as reported	$19,061	$18,479	$59,716	$64,137
Interest expense on finance leases	729	668	2,208	2,072
All other interest expense	20,748	21,178	62,260	58,672
Income tax provision	7,403	6,468	22,018	21,416
Depreciation and amortization	9,654	8,587	29,049	26,221
Non-cash stock-based compensation	3,816	2,858	12,572	8,167
Closure and impairment charges	366	1,774	1,442	3,088
Loss on extinguishment of debt	—	—	—	10
Loss (gain) on disposition of assets	6	191	(57)	2,309
IHOP Flip’d initiative	—	—	—	5,121
Other	119	361	484	3,036

Adjusted EBITDA	$61,902	$60,564	$189,692	$194,249

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

The following table sets forth, for the three and nine months ended September 30, 2024, the number of “Effective Restaurants” in the Applebee’s, IHOP and Fuzzy’s systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year and, as such, the percentage change in sales at Effective Restaurants is based on non-GAAP sales data. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that partially may be based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Applebee’s Restaurant Data
Global Effective Restaurants(a)
Franchise	1,620	1,654	1,627	1,663
Company	—	—	—	—

Total	1,620	1,654	1,627	1,663

System-wide(b)
Domestic sales percentage change(c)	(7.1)%	(3.2)%	(5.3)%	0.3%
Domestic same-restaurant sales percentage change(d)	(5.9)%	(2.4)%	(4.1)%	0.9%
Franchise(b)
Domestic sales percentage change(c)	(7.1)%	0.4%	(5.3)%	4.0%
Domestic same-restaurant sales percentage change(d)	(5.9)%	(2.4)%	(4.1)%	0.9%
Average weekly domestic unit sales (in thousands)	$49.5	$52.1	$52.7	$54.4
IHOP Restaurant Data
Global Effective Restaurants(a)
Franchise	1,645	1,631	1,645	1,626
Area license	155	156	155	156

Total	1,800	1,787	1,800	1,782

System-wide(b)
Sales percentage change(c)	(1.6)%	4.2%	(0.5)%	6.6%
Domestic same-restaurant sales percentage change, including area license restaurants(d)	(2.1)%	2.0%	(1.7)%	4.2%
Franchise(b)
Sales percentage change(c)	(1.3)%	4.5%	(0.4)%	6.9%
Domestic same-restaurant sales percentage change(d)	(1.9)%	2.0%	(1.7)%	4.2%
Average weekly unit sales (in thousands)	$37.0	$37.8	$37.7	$38.3
Area License(b)
Sales percentage change(c)	(3.8)%	1.1%	(1.6)%	4.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Fuzzy’s Restaurant Data	(Unaudited)
Global Effective Restaurants(a)
Franchise	120	136	124	135
Company	1	1	1	2

Total	121	137	125	137

System-wide(b)
Domestic sales percentage change(c)	(15.8)%	(5.2)%	(13.7)%	(1.1)%
Domestic same-restaurant sales percentage change(d)	(9.6)%	(6.1)%	(8.9)%	(3.6)%
Franchise(b)
Domestic sales percentage change(c)	(15.8)%	(3.8)%	(13.3)%	(0.3)%
Domestic same-restaurant sales percentage change(d)	(9.6)%	(6.1)%	(8.9)%	(3.7)%
Average weekly domestic unit sales (in thousands)	$29.4	$30.7	$30.0	$31.6

(a)

“Effective Restaurants” are the weighted average number of restaurants open in each fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which consist of restaurants owned by franchisees and area licensees as well as those owned by the Company. Effective Restaurants do not include units operated as ghost kitchens (small kitchens with no store-front presence, used to fill off-premise orders).

(b)

“System-wide sales” are retail sales at Applebee’s and Fuzzy’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated Fuzzy’s restaurants. System-wide sales do not include retail sales of ghost kitchens. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. An increase in franchisees’ reported sales will result in a corresponding increase in our royalty revenue, while a decrease in franchisees’ reported sales will result in a corresponding decrease in our royalty revenue. Unaudited reported sales for Applebee’s and Fuzzy’s domestic franchise restaurants, Fuzzy’s company-operated restaurants, IHOP franchise restaurants and IHOP area license restaurants were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reported sales (in millions)
Applebee’s franchise restaurant sales	$1,007.7	$1,085.3	$3,230.5	$3,411.5
IHOP franchise restaurant sales	790.3	801.0	2,416.2	2,425.9
IHOP area license restaurant sales	71.4	74.3	224.4	228.1
Fuzzy’s franchise restaurant sales	45.8	54.4	144.9	167.1
Fuzzy’s company-operated restaurants	0.3	0.3	0.9	1.9

Total	$1,915.5	$2,015.3	$6,016.9	$6,234.5

(c)	“Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior period for all restaurants in that category.
(d)

“Domestic same-restaurant sales percentage change” reflects the percentage change in sales in any given fiscal period, compared to the same weeks in the prior period, for domestic restaurants that have been operated during both periods that are being compared and have been open for at least 18 months. Because of new restaurant openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period.

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

Restaurant Development Activity	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Applebee’s
Summary - beginning of period:
Franchise	1,625	1,661	1,642	1,678
Company	—	—	—	—

Beginning of period	1,625	1,661	1,642	1,678

Franchise restaurants opened:
Domestic	—	2	—	3
International	4	2	9	5

Total franchise restaurants opened	4	4	9	8

Franchise restaurants permanently closed:
Domestic	(9)	(12)	(25)	(28)
International	(2)	(1)	(8)	(6)

Total franchise restaurants permanently closed	(11)	(13)	(33)	(34)

Net franchise restaurant reduction	(7)	(9)	(24)	(26)

Summary - end of period:
Franchise	1,618	1,652	1,618	1,652
Company	—	—	—	—

Total Applebee’s restaurants, end of period	1,618	1,652	1,618	1,652

Domestic	1,511	1,544	1,511	1,544
International	107	108	107	108

IHOP
Summary - beginning of period:
Franchise	1,656	1,634	1,657	1,625
Area license	155	156	157	156

Total IHOP restaurants, beginning of period	1,811	1,790	1,814	1,781

Franchise/area license restaurants opened:
Domestic franchise	4	5	14	27
Domestic area license	—	—	1	2
International franchise	2	5	11	11

Total franchise/area license restaurants opened	6	10	26	40

Franchise/area license restaurants permanently closed:
Domestic franchise	(7)	(5)	(24)	(23)
Domestic area license	—	—	(3)	(2)
International franchise	(1)	(1)	(4)	(2)

Total franchise/area license restaurants permanently closed	(8)	(6)	(31)	(27)

Net increase (decrease) in franchise/area license restaurants	(2)	4	(5)	13

Summary - end of period:
Franchise	1,654	1,638	1,654	1,638
Area license	155	156	155	156

Total IHOP restaurants, end of period	1,809	1,794	1,809	1,794

Domestic	1,684	1,681	1,684	1,681
International	125	113	125	113

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

Restaurant Development Activity (continued)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Fuzzy’s
Summary - beginning of period:
Franchise	124	137	131	134
Company	1	1	1	3

Beginning of period	125	138	132	137

Franchise restaurants opened:
Domestic	1	1	1	3
Franchise restaurants permanently closed:
Domestic	(7)	(1)	(14)	(2)

Net franchise restaurant addition (reduction)	(6)	—	(13)	1

Refranchised from Company restaurants	—	—	—	2

Net franchise restaurant addition (reduction)	(6)	—	(13)	3

Summary - end of period:
Franchise	118	137	118	137
Company	1	1	1	1

Total Fuzzy’s restaurants, end of period	119	138	119	138

Domestic	119	138	119	138
International	—	—	—	—

The restaurant counts and activity presented above include 13 dual-branded international Applebee’s and IHOP restaurants at September 30, 2024, and six dual-branded international Applebee’s and IHOP restaurants at September 30, 2023, which are tabulated in both brands’ activities. Dual-branded restaurants are defined as restaurants that run two of our concepts and share an entrance, front of the house staff and a kitchen.

The restaurant counts and activity presented above do not include one domestic Applebee’s ghost kitchens (small kitchens with no store-front presence, used to fill off-premise orders), seven international Applebee’s ghost kitchens and 34 international IHOP ghost kitchens at September 30, 2024, and one domestic Applebee’s ghost kitchens, 10 international Applebee’s ghost kitchens and 38 international IHOP ghost kitchens at September 30, 2023.